Exhibit 10.70
CONFIDENTIAL         Execution Version

Certain identified information has been excluded from the exhibit because it is both (i) not material and (ii) is the type of information that the registrant treats as private or confidential. Double asterisks denote omissions.

TERMINATION AND SETTLEMENT AGREEMENT

This termination and settlement agreement (the “Termination Agreement”) shall be effective as of December 22, 2022 (the “Termination Effective Date”) between Keryx Biopharmaceuticals, Inc. (“Keryx”), a wholly-owned subsidiary of Akebia Therapeutics, Inc. (“Akebia”), with a place of business at 245 First Street, Cambridge, Massachusetts, 02142, USA, and BIOVECTRA Inc., with a place of business at 11 Aviation Avenue, Charlottetown, Prince Edward Island, C1E0A1, Canada (“BIOVECTRA”) to terminate any and all existing agreements entered into by the parties in connection with the manufacture and supply, by BIOVECTRA to Akebia, of Akebia’s proprietary active pharmaceutical ingredient, ferric citrate drug substance (the “Product”). Akebia (on behalf of itself and Keryx) and BIOVECTRA are each referred to individually as a “Party,” and collectively as the “Parties” to this Termination Agreement.

RECITALS

Whereas, Keryx and BIOVECTRA are parties to certain agreements, including but not limited to that certain Manufacture and Supply Agreement, as amended, dated as of May 26, 2017, that certain Product Manufacture and Supply and Facility Construction Agreement, dated December 11, 2017, as amended and restated by the First Amendment No. 1 to Product Manufacture and Supply and Facility Construction Agreement, dated April 20, 2018, as further amended and restated by that certain Amended and Restated Product Manufacture and Supply and Facility Construction Agreement, dated September 4, 2020, and that certain Quality Agreement, dated February 22, 2021, pursuant to which BIOVECTRA manufactures and supplies the Product to Akebia and builds a facility for the manufacture of Product (collectively, the “Agreements”);

Whereas, on December 12, 2018, Keryx became a wholly-owned subsidiary of Akebia;

Whereas, Akebia has authority to act on behalf of Keryx;

Whereas, due to business considerations, the Parties have decided to discontinue the manufacture of the Product by BIOVECTRA and to terminate the Agreements; and

Whereas, the Parties have agreed to terminate all agreements and contracts between the Parties, including but not limited to the Agreements, and resolve their disputes with each other concerning the Agreements under the terms and conditions set forth herein.

AGREEMENT

In consideration of the mutual covenants, terms and conditions set forth below, BIOVECTRA and Akebia (on behalf of itself and Keryx) agree as follows:

1.    Recitals. The recitals set forth above are incorporated by reference and are explicitly made a part of this Termination Agreement.

2.    Defined Terms. Capitalized terms used and not otherwise defined in this Termination
Agreement shall have the meanings assigned to them in the Agreements.

3.    Termination. As consideration for the termination of all Agreements between them, the Parties shall perform the following obligations:

A.Termination Fees. The Parties have agreed that, in connection with the termination of the Agreements, Akebia shall pay BIOVECTRA certain fees, which shall be paid in full by Akebia as set out in Annex No. 1 hereto (together the “Termination Fees” and each a “Termination Fee Payment”). This payment of Termination Fees shall be in full satisfaction of all payments and

CONFIDENTIAL

other obligations of Akebia to BIOVECTRA relating to or arising out of, under, or in connection with the Agreements.

B.Akebia Materials. BIOVECTRA disclaims any ownership interest in the lots and retain samples listed in Annex No. 2 hereto (the “Akebia Materials”). Within [**] after the Termination Effective Date, BIOVECTRA will return the Akebia Materials to Akebia, at Akebia’s expense, to the location and in a manner as directed by Akebia. Until the Akebia Materials have been transferred to Akebia, BioVectra will maintain such Akebia Materials in the manner proscribed under the Agreements. With respect to the Transferring Stability Studies (as defined on Annex No. 2), until such transfer to Akebia is effectuated, BioVectra will maintain the ICH compliant stability programs, including [**].
C.BIOVECTRA Ownership of Equipment, Work in Progress and Raw Materials: Akebia represents and warrants that, other than the Akebia Materials, Akebia has no ownership interest in any equipment, work in progress, raw materials, consumables, non-consumables, or materials obtained for the development and manufacture of the Product that are currently in the possession of BIOVECTRA (the “BIOVECTRA Equipment and Materials”). BIOVECTRA may use or dispose of all such BIOVECTRA Equipment and Materials as it sees fit.
D.Confidential Information, Keryx Technology, and Improvements:

1.Akebia retains its rights and interests in and with respect to all Keryx Technology, Improvements, and Confidential Information of Keryx, as those terms are defined, and as those rights and interests are specified, in the Agreements. BIOVECTRA agrees to abide by all provisions in the Agreements for the return, disposition, or other treatment upon termination of Keryx Technology, Improvements, and Confidential Information of Keryx, and those obligations of BIOVECTRA shall survive the termination of the Agreements. Within [**] of the Termination Effective Date, BIOVECTRA shall transfer to Akebia all Records and Supporting Documentation as defined in the Agreements, as well as all documentation and copies thereof in BIOVECTRA’s (or any of its Affiliate’s) possession, custody or control relating to the Product, Quality Modules, Specifications or Keryx Technology, Improvements and all other Confidential Information of Keryx with appropriate manifest, including, without limitation, [**]; provided, however, that BIOVECTRA may retain any documentation which it must retain for such period of time as required by Applicable Law, as to which copies shall be provided to Akebia, and which records BIOVECTRA must continue to treat as Confidential Information in accordance with the terms of the Agreements.

2.BIOVECTRA retains its rights and interests with respect to all Confidential Information of BIOVECTRA, as that term is defined, and as those rights and interests are specified, in the Agreements. Akebia agrees to abide by all provisions in the Agreements for the return, disposition, or other treatment upon termination of the Confidential Information of BIOVECTRA.

E.Mutual Release of Claims. Each Party and its direct and indirect parents, subsidiaries, Affiliates, predecessors, successors and assigns and their present and former directors, officers, employees, managers, stockholders, investors, , indemnitees, attorneys, representatives, licensors, licensees, subrogees, and agents, (collectively the “Releasing Parties”) hereby release the other Party and its direct and indirect parents, subsidiaries, Affiliates, predecessors, successors and assigns and their present and former directors, officers, employees, managers, stockholders, investors, indemnitees, attorneys, representatives, licensors, licensees, subrogees, and agents (collectively the “Released Parties”) from any and all past, present and future claims, demands, obligations, liabilities and

CONFIDENTIAL

causes of action of any nature whatsoever (“Claims”), known or unknown, from the inception of time through the Termination Effective Date, including but not limited to all Claims relating to or arising out of, under, or in connection with the Agreements or their termination; provided, however, that neither Party hereby releases the other from any Claims or obligations arising under this Termination Agreement. The Parties intend for their respective mutual general releases to apply to Claims which they do not presently know to exist at this time.  The Parties understand that the facts upon which they have based their decision to enter into this Termination Agreement may hereafter prove to be different from the facts now known or believed by them, and they hereby accept and assume the risk thereof and agree that this Termination Agreement shall be and shall remain, in all respects, effective and not subject to termination or rescission by reason of any such difference in facts.

F.Termination of Obligations. Effective upon the Termination Effective Date, the Parties agree to terminate:

a.all open Purchase Orders; in particular, both Parties acknowledge and agree that BIOVECTRA shall be relieved from any obligations to manufacture any Product or perform any services under any such open Purchase Orders, and Akebia shall be relieved from any obligation to pay balance of any outstanding invoices related to performance by BIOVECTRA of services and obligations under the Agreements;
b.all outstanding invoices; in particular, both Parties acknowledge and agree that Akebia shall be relieved from any obligations to pay any outstanding invoices related to performance by BIOVECTRA of services and obligations under the Agreements;
c.all agreements and contracts between the Parties, including but not limited to the Agreements in their entireties and, more generally, any commercial relationship between the Parties with the exception of (i) the Parties’ rights and obligations under this Termination Agreement, and (ii) with respect to those rights and obligations under the Agreements that survive termination as set forth in Section 3.D of this Termination Agreement.

G.Product. After receipt of Termination Fee Payment 1 (as set out in Annex No. 1), BIOVECTRA shall promptly destroy or otherwise dispose of, any remaining inventory of Product, stability lots and retain samples not included in the Akebia Material. BIOVECTRA is responsible for expenses related to disposal of inventory located at BIOVECTRA’s Facility, and Akebia will reimburse BIOVECTRA for costs related to the disposal of inventory located at LSU.

H.Covenant Not to Sue. The Releasing Parties covenant and agree not to commence, aid, prosecute, or cause to be commenced or prosecuted any action or other proceeding, based upon any Claims relating to, arising out of, under, or in connection with the matters subject to the mutual releases as set forth herein, and the Releasing Parties further covenant and agree to hold harmless and indemnify the other Released Parties in respect of all Claims (including, but not limited to, all court costs and reasonable attorneys’ fees), suffered, sustained, incurred, or required to be paid by such other Released Parties from or in connection with any such action or proceeding.

I.Compromise Agreement. This Termination Agreement is a compromise and settlement of claims and is not intended to be, nor shall be construed as, any admission of liability or wrongdoing by any Party hereto or any other person or entity.

J.Confidentiality. No public disclosures about the termination of the Agreements, the contents of this Termination Agreement, or the relationship between the Parties or their predecessors shall be made by either Party without the prior written approval of the other Party, which approval shall not be unreasonably withheld or delayed, provided; however, that each of the Parties may disclose such information to its attorneys, accountants, insurers, and auditors who have a need to

CONFIDENTIAL

know such information and who are otherwise bound by an agreement or a professional duty of confidentiality to keep such information confidential to the same degree as are the Parties. Further, each of the Parties may disclose such information to the extent necessary to comply with applicable law, or the rules of a stock exchange on which the securities of the disclosing Party are listed (or to which an application for listing has been submitted). In the event a Party is required by Applicable Law or the rules of a stock exchange on which its securities are listed (or to which an application for listing has been submitted) to make such a public disclosure, such Party will submit the proposed disclosure in writing to the other Party with sufficient opportunity (to the extent practicable) for the other Party to review and comment on such required disclosure and request confidential treatment thereof or a protective order therefor if appropriate. Neither Party will be required to seek the permission of the other Party to repeat any information regarding the terms of this Termination Agreement or any amendment hereto or other information of the other Party that has already been publicly disclosed by such Party or by the other Party, in accordance with this Section, provided that such information remains accurate as of such time.
K.Successors and Assigns. The provisions of this Termination Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors and assigns.

L.Entire Agreement. This Termination Agreement constitutes the entire agreement between the Parties with respect to the subject matter of the Termination Agreement. This Termination Agreement supersedes all prior agreements, whether written or oral, with respect to the subject matter of the Termination Agreement. Each Party confirms that it is not relying on any statements, representations, warranties or covenants of any person (whether a Party to this Agreement or not) except as specifically set out in this Termination Agreement. Nothing in this Termination Agreement is intended to limit or exclude any liability for fraud.

M.Counterparts. This Termination Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which shall together be deemed to constitute one agreement. The Parties agree that execution of this Termination Agreement by industry standard electronic signature software or by exchanging PDF signatures shall have the same legal force and effect as the exchange of original signatures, and that in any proceeding arising under or relating to this Termination Agreement, each party hereby waives any right to raise any defense or waiver based upon execution of this Termination Agreement by means of such electronic signatures or maintenance of the executed agreement electronically.

N.Jointly Drafted. The terms, provisions and language of this Termination Agreement have been jointly negotiated and drafted by the Parties and their respective legal counsel. Nothing in this Termination Agreement should be construed or interpreted against any of the Parties as the drafting Parties, or for any other reason by operation of similar rules of construction.
O.Headings. The headings of the sections, paragraphs and subsections of this Termination Agreement are inserted for convenience of reference and are not a part of and are not intended to govern, limit, or aid in the construction or interpretation of any term or provision hereof.
P.Tax Consequences. Each of the Parties are solely responsible for any tax consequences of this Termination Agreement, and none of the Parties or their representatives has made any representations regarding such tax consequences, if any.
Q.No Waiver. Failure to insist on compliance with any term, covenant or condition contained in this Termination Agreement shall not be deemed a waiver of that term, covenant or condition, nor

CONFIDENTIAL

shall any waiver or relinquishment of any right or power contained in this Termination Agreement at any one time or more times be deemed a waiver or relinquishment of any right or power at any other time or times.

R.Amendment. This Termination Agreement may not be modified or terminated orally and no modification termination or waiver shall be valid unless in writing and signed by all of the Parties hereto.

4.    Choice of Law; Jurisdiction and Venue. This Termination Agreement and any claim or controversy directly or indirectly based upon or arising out of this Termination Agreement (whether based on contract, tort or any other theory), including all matters of construction, validity and performance, shall in all respects be governed by and interpreted, construed and determined in accordance with, the internal laws of the State of Delaware (without regard to any conflicts of law provision thereof that would require the application of the laws of any other jurisdiction). Each of the Parties, to the extent permitted by the applicable laws and regulations irrevocably (i) submits itself to the personal jurisdiction of the State and Federal Courts of the State of Delaware, as well as to the jurisdiction of all courts to which an appeal may be taken, in any suit, action, or proceeding arising out of or relating to this Termination Agreement, or any of the transactions contemplated by this Settlement Agreement, including; (ii) agrees that all claims in respect of such suit, action or proceeding shall be brought, heard and determined exclusively in the State and Federal Courts in the State of Delaware; and (iii)  agrees not to bring any action or proceeding arising out of or relating to this Termination Agreement or any of the transactions contemplated by this Termination Agreement in any other court.
5.    Jury Trial Waiver. THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY, IRREVOCABLY, AND UNCONDITIONALLY WAIVE TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT THEY MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION, SUIT OR PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS SETTLEMENT AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THE PARTIES EACH HEREBY (I) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHERS HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF ANY ACTION, SUIT OR PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER AND (II) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS CONTAINED IN THIS SECTION 5.

[Remainder of page intentionally left blank.]

CONFIDENTIAL

IN WITNESS WHEREOF, the parties have caused their respective duly authorized representatives to execute this Termination Agreement effective as of the Termination Effective Date.

BIOVECTRA INC.	KERYX BIOPHARMACEUTICALS, INC., a wholly-owned subsidiary of AKEBIA THERAPEUTICS, INC.
By: _/s/ Valana Deighan____________ Name: Valana Deighan Title: General Counsel	By: /s/ David Spellman________________ Name: David Spellman Title: SVP, Chief Financial Officer and Treasurer

CONFIDENTIAL

ANNEX No. 1 – Termination Fees

Termination Fee Payment	Amount (USD)	Payment Due Date
1.	$17,500,000.00	On the Termination Effective Date
2.	$2,500,000.00	April 5, 2024
3.	$2,500,000.00	July 5, 2024
4.	$2,500,000.00	October 5, 2024
5.	$2,500,000.00	January 5, 2025
6.	$2,500,000.00	April 5, 2025
7.	$2,500,000.00	July 5, 2025

Payment Terms and Conditions:
1.With the exception of Termination Fee Payment 1, at least [**] prior to each Payment Due Date listed above, BIOVECTRA will issue invoices with payment instructions to Akebia. Payment of each Termination Fee Payment is due on the corresponding Payment Due Date listed above.
2.In addition, for each Termination Fee Payment that Akebia is [**] late to pay (“Late Payment”), Akebia will pay a late fee of [**] percent ([**]%) of the payment, being [**] US dollars ($[**]USD). BIOVECTRA will issue an invoice to Akebia for the late fee and payment for late fee is due upon receipt of the invoice.
3.The first Late Payment will also trigger a one-time additional Termination Fee by Akebia to BIOVECTRA of [**] US dollars ($[**]USD). This one-time additional Termination Fee Payment, if triggered, will be due [**].
4.Akebia shall be entitled to a [**] percent ([**]%) discount for prepayment of any of Termination Fees 2-7 listed above in the Termination Fees table. The prepayment will be applied to the last Termination Fee Payment first. For example, should Akebia communicate its intention prior to [**] to prepay a Termination Fee Payment that has yet to be paid, Akebia will receive a discount of [**] percent ([**]%) off the prepayment of Termination Fee Payment 7. The discounted Termination Fee payment would be [**] US dollars ($[**]USD). Akebia can elect to prepay multiple Termination Fee Payments at once, up to and including all Termination Fee Payments 2-7 listed above.
5.On a quarterly basis commencing [**], BIOVECTRA has the right to a [**] teleconference with Akebia’s Chief Financial Officer (or then current Akebia representative with financial responsibility within Akebia) to inquire and confirm ability of Akebia to make remaining Termination Fee payments. The teleconference will take place within [**] following Akebia’s quarterly earnings call but not later than [**] after the end of the quarter, except that such call shall occur not later than [**] after the end of each calendar year.

CONFIDENTIAL

ANNEX No. 2 – Akebia Materials

[**]